EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results For First Quarter Fiscal 2024

MINNEAPOLIS, Jan. 11, 2024 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the first quarter of fiscal 2024.

First quarter fiscal 2024 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 1.1% to a first quarter record of $20,182,000
  ZERUST® industrial net sales increased 1.1% to a first quarter record of $13,903,000
  ZERUST® oil and gas net sales decreased 7.4% to $1,502,000
  Natur-Tec® product net sales increased 4.2% to a first quarter record of $4,776,000
  NTIC China net sales decreased 1.8% to $3,679,000
  Gross profit as a percent of first quarter net sales increased 450 basis points to 36.3%
  Joint venture operating income decreased 0.8% to $2,351,000
  Net income attributable to NTIC increased 78.3% to $896,000, compared to $502,000
  Net income per diluted share attributable to NTIC was $0.09, compared to $0.05
  Cash provided by operating activities was $3,077,000 for the first quarter ended November 30, 2023
  Consolidated balance sheet as of November 30, 2023 remained strong with working capital of $22,415,000

“NTIC produced respectable first quarter results, highlighted by stable demand across our ZERUST® industrial and Natur-Tec markets, along with increased profitability. We also experienced our seventh consecutive quarter of ZERUST® oil and gas sales above $1,500,000, although sales decreased year-over-year because timing pushed certain oil and gas customer projects into our second quarter. Despite this impact, not only did consolidated net sales increase during the quarter, but we also enjoyed an almost 5 percentage point increase in our gross margin,” said G. Patrick Lynch, President and CEO of NTIC.

“As we look to the remainder of our fiscal year, we believe we are well positioned for top-line growth across our ZERUST® industrial, ZERUST® oil and gas, and Natur-Tec® product categories. We are also focused on improving the performance and profitability of our joint ventures across our European and Asian markets, while investing in our infrastructure to support compelling demand trends that are underway within our global oil and gas and compostable plastic markets. As our team continues to navigate a fluid global economic environment, I am pleased with NTIC’s improving performance and believe fiscal 2024 will be another good year of growth and improving profitability,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 1.1% to $20,182,000 during the three months ended November 30, 2023, compared to $19,953,000 for the three months ended November 30, 2022. The year-over-year increase in consolidated net sales for the first quarter was primarily a result of an increase in sales of and demand for Natur-Tec® products and stable sales of and demand for ZERUST® industrial products.

The following tables set forth NTIC’s net sales by product category for the three months ended November 30, 2023, and November 30, 2022, by segment:

	Three Months Ended
	November 30, 2023	% of Net Sales	November 30, 2022	% of Net Sales	% Change
ZERUST® industrial net sales	$13,903,431	68.9%	$13,748,104	68.9%	1.1%
ZERUST®oil & gas net sales	1,502,314	7.4%	1,621,897	8.1%	(7.4)%
Total ZERUST®net sales	$15,405,745	76.3%	$15,370,001	77.0%	0.2%
Total Natur-Tec®net sales	4,775,930	23.7%	4,582,765	23.0%	4.2%
Total net sales	$20,181,675	100.0%	$19,952,766	100.0%	1.1%

NTIC’s joint venture operating income decreased 0.8% to $2,351,000 during the three months ended November 30, 2023, compared to joint venture operating income of $2,371,000 during the three months ended November 30, 2022. The $20,000 decrease in joint venture operating income was primarily due to a decrease in net income at NTIC’s joint venture in Germany, partially offset by increases at the majority of the Company’s other joint ventures. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 4.7% to $23,561,000 during the three months ended November 30, 2023, compared to $24,730,000 for the three months ended November 30, 2022.

Operating expenses, as a percent of net sales, for the first quarter of fiscal 2024 were 41.2%, compared to 39.6% for the same period last fiscal year. Higher operating expenses for the fiscal 2024 first quarter were primarily due to increased personnel expenses.

Net income attributable to NTIC for the first quarter of fiscal 2024 was $896,000, or $0.09 per diluted share, compared to net income of $502,000, or $0.05 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $1,001,000, or $0.10 per diluted share, for the first quarter of fiscal 2024, compared to $608,000, or $0.06 per diluted share, for the same quarter last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $22,415,000 as of November 30, 2023, including $6,094,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $5,811,000, compared to $22,950,000 of working capital as of August 31, 2023, including $5,406,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $6,357,000.

At November 30, 2023, the Company had $24,600,000 of investments in joint ventures, of which $15,214,000 or 61.8%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of fiscal year 2024 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BIfb1a3552201449b5a01686ab462f924e

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/adwsysik. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that it is well positioned for top-line growth across its Zerust® industrial, Zerust® oil and gas, and Natur-Tec® product categories, its focus on improving the performance and profitability of its joint ventures across its European and Asian Markets, intended investments in infrastructure to support demand trends, and its belief that 2024 will be another good year of growth and improving profitability, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; effect of COVID-19; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the Russia and Ukraine war and the Israel and Hamas conflict; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2023 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2023 (UNAUDITED) AND
AUGUST 31, 2023 (AUDITED)

	November 30, 2023	August 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,094,032	$5,406,173
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts
of $533,000 as of November 30, 2023 and August 31, 2023	14,239,360	15,645,130
Trade, joint ventures	778,625	187,912
Fees for services provided to joint ventures	1,220,680	1,296,594
Dividend receivable from joint venture	320,068	1,986,027
Income taxes	—	34,202
Inventories	12,592,515	13,096,489
Prepaid expenses	3,024,134	2,019,029
Total current assets	38,269,414	39,671,556

PROPERTY AND EQUIPMENT, NET	14,256,990	14,065,354
OTHER ASSETS:
Investments in joint ventures	24,599,520	23,705,714
Deferred income tax, net	521,329	530,944
Intangible asset, net	5,394,950	5,500,733
Goodwill	4,782,376	4,782,376
Patents and trademarks, net	650,022	658,752
Operating lease right of use asset	327,463	428,874
Total other assets	36,275,660	35,607,393
Total assets	$88,802,064	$89,344,303

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$3,000,000	$3,600,000
Term loan	2,810,686	2,757,176
Accounts payable	6,353,859	6,056,329
Income taxes payable	22,619	13,053
Accrued liabilities:
Payroll and related benefits	1,604,119	2,305,400
Other	1,831,105	1,648,615
Current portion of operating lease	231,881	340,799
Total current liabilities	$15,854,269	16,721,372
LONG-TERM LIABILITIES:
Deferred income tax, net	1,836,059	1,836,059
Operating lease, less current portion	95,582	88,075
Total long-term liabilities	$1,931,641	$1,924,134
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares as of November 30, 2023 and August 31, 2023; issued and outstanding 9,427,598 and 9,424,101, respectively	188,552	188,482
Additional paid-in capital	22,377,726	21,986,767
Retained earnings	51,240,016	51,004,427
Accumulated other comprehensive loss	(6,516,461)	(6,823,403)
Stockholders’ equity	67,289,833	66,356,273
Non-controlling interests	3,726,321	4,342,524
Total equity	71,016,154	70,698,797
Total liabilities and equity	$88,802,064	$89,344,303

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2023 AND 2022

	Three Months Ended
	November 30, 2023	November 30, 2022
NET SALES:
Net sales	$20,181,675	$19,952,766
Cost of goods sold	12,847,401	13,599,642
Gross profit	7,334,274	6,353,124

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,102,241	1,189,404
Fees for services provided to joint ventures	1,248,958	1,181,805
Total joint venture operations	2,351,199	2,371,209

OPERATING EXPENSES:
Selling expenses	3,686,058	3,507,434
General and administrative expenses	3,517,061	3,130,599
Research and development expenses	1,105,921	1,256,724
Total operating expenses	8,309,040	7,894,757

OPERATING INCOME	1,376,433	829,576

INTEREST INCOME	46,442	6,168
INTEREST EXPENSE	(111,138)	(91,331)
INCOME BEFORE INCOME TAX EXPENSE	1,311,737	744,413

INCOME TAX EXPENSE	226,796	110,733
NET INCOME	1,084,941	633,680

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	189,420	131,438
NET INCOME ATTRIBUTABLE TO NTIC	$895,521	$502,242

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.09	$0.05
Diluted	$0.09	$0.05

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,427,588	9,317,680
Diluted	9,706,581	9,718,931

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the amortization expense associated with the net one-time gain related to the acquisition of the remaining 50% ownership interest of ZERUST® India, and certain other adjustments as described below.

	Three Months Ended November 30,
	2023	2022

Net income attributable to NTIC, as reported	$895,521	$502,242
Adjustments for adjusted net income:
Amortization expense	105,783	105,783
Non-GAAP adjusted net income	$1,001,304	$608,025

Weighted average shares outstanding (diluted)	9,706,581	9,718,931
Diluted net income per share, as reported	0.09	0.05
Adjustments for adjusted net income, net of tax impact, per diluted share	0.01	0.01
Non-GAAP diluted adjusted net income per share	$0.10	$0.06

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600